Exhibit 99.1

Portman Ridge Finance Corporation Announces Third Quarter 2019 Financial Results

NEW YORK, November 7, 2019 – Portman Ridge Finance Corporation (Nasdaq: PTMN) (the “Company”) announces its third quarter 2019 financial results.

Recent Developments

The Company has filed a combined registration statement and proxy statement related to OHA Investment Corporation (“OHAI”) related to the transaction in which, subject to OHAI stockholder approval, OHAI will merge with and into the Company. If approved by OHAI stockholders, the combined company will be managed by Sierra Crest Investment Management and is expected to have total assets of approximately $375 million, and net asset value of approximately $165 million (each based upon June 30, 2019 balance sheets).

Financial Highlights

•

Net investment income for the third quarter ended September 30, 2019 was approximately $2.2 million, or $0.06 per basic share, compared with net investment income of approximately $880 thousand, or $0.02 per basic share in the second quarter of 2019, and approximately $3.0 million, or $0.08 per basic share in the quarter ended September 30, 2018.

•	At September 30, 2019, the fair value of the Company’s investments totaled approximately $287 million.

•	Net asset value per share as of September 30, 2019 was $3.55.

•	Quarterly distribution paid during the third quarter was $0.06 per share.

Ted Goldthorpe, Chief Executive Officer of Portman Ridge Finance Corporation, noted, “We continue to drive core earnings quality and growth as we proceed with the repositioning of the portfolio. We look forward to closing the OHAI deal and continuing to scale the business in an accretive manner for shareholders.”

Operating Results

For the three months ended September 30, 2019, the Company reported total investment income of approximately $7.1 million as compared to approximately $6.9 million in the second quarter of 2019, and $7.2 million in the same period last year. Investment income from debt securities in the quarter was approximately $4.2 million, compared with approximately $3.8 million in the second quarter, and approximately $4.8 million in the third quarter of 2018. Investment income on CLO fund securities in the third quarter of 2019 was approximately $1.6 million compared with approximately $1.7 million in the second quarter, and $1.3 million in the third quarter of 2018. Investment income from Joint Ventures in the third quarter of 2019 was approximately $1.3 million, which was mostly unchanged from the second quarter and compared to approximately $0.8 million in the third quarter of 2018.

For the three months ended September 30, 2019, total expenses were approximately $4.8 million, compared to approximately $6.0 million for the three months ended June 30, 2019. Excluding the lease impairment charge recognized in the second quarter of 2019, total expenses in the second quarter were $4.6 million. Interest expense and amortization on debt issuance costs for the third quarter of 2019 were approximately $2.3 million, with higher amounts outstanding on our revolving credit facility, compared to $2.0 million and $1.9 million for the second quarter of 2019 and the third quarter of 2018, respectively. Total expenses for the nine months ended September 30, 2019 were approximately $18.9 million, including approximately $3.4 million related to the Externalization and approximately $1.4 million related to the lease impairment. Total expenses were approximately $12.9 million for the nine-month period ended September 30, 2018.

Net investment income for the third quarter of 2019 was approximately $2.2 million, or $0.06 per basic share, compared with net investment income of approximately $0.9 million, or $0.02 per basic share in the second quarter of 2019 and compared with net investment income of approximately $3.0 million, or $0.08 per basic share, during the third quarter of 2018. Net realized and unrealized depreciation on investments for the three months ended September 30, 2019 was approximately $(6.5) million, as compared to net realized and unrealized depreciation of approximately $(1.6) million for the same period in 2018.

Portfolio and Investment Activity

The fair value of our portfolio was approximately $287 million as of September 30, 2019. The composition of our investment portfolio at September 30, 2019 and December 31, 2018 at cost and fair value was as follows:

	September 30, 2019 (unaudited)			December 31, 2018
Security Type	Cost/Amortized Cost	Fair Value	%¹	Cost/Amortized Cost	Fair Value	%¹
Short-term investments	$23,180,863	$23,180,863	8	$44,756,478	$44,756,478	17
Senior Secured Loan	106,682,014	104,599,092	36	86,040,921	77,616,209	28
Junior Secured Loan	79,140,346	70,492,986	25	76,223,561	70,245,535	26
Senior Unsecured Bond	620,145	532,267	0	—	—	—
CLO Fund Securities	48,825,983	36,871,295	13	55,480,626	44,325,000	16
Equity Securities	19,528,755	6,279,611	2	9,477,763	2,038,020	1
Asset Manager Affiliates	17,791,230	—	—	17,791,230	3,470,000	1
Joint Ventures	49,052,776	45,426,006	16	37,381,525	30,857,107	11
Derivatives	30,609	9,650	0	—	—	—

Total	$344,852,721	$287,391,771	100%	$327,152,104	$273,308,349	100%

Stockholder distribution

As previously announced, on November 5, 2019 the Board of Directors of the Company approved a cash distribution of $0.06 per share of common stock. The distribution is payable on November 29, 2019 to stockholders of record at the close of business as of November 15, 2019.

The Board evaluates a number of factors in determining the amount of the quarterly distribution, including the amount required to be distributed in order for the Company to maintain its status as a “regulated investment company” under the Internal Revenue Code.

We have adopted a Dividend Reinvestment Plan (“DRIP”) that provides for reinvestment of our distributions on behalf of our stockholders, unless a stockholder elects to receive cash. As a result, if we declare a cash distribution, our stockholders who have not “opted out” of our DRIP will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving cash. Please contact your broker or other financial intermediary for more information regarding the DRIP. Distributions may include net investment income, capital gains and/or return of capital. The tax status of distributions will be determined at the end of the taxable year.

Liquidity and Capital Resources

At September 30, 2019, we had unrestricted cash and short-term investments of approximately $23.5 million, total assets of approximately $293 million and stockholders’ equity of approximately $133 million. Our net asset value per common share was $3.55. As of September 30, 2019, we had approximately $125.4 million (par value) of borrowings outstanding ($122.5 million net of capitalized costs) with a weighted average interest rate of approximately 5.8%. Our asset coverage ratio stood 204% as of September 30, 2019.

Subject to prevailing market conditions, we intend to grow our portfolio of assets by raising additional capital, including through the prudent use of leverage available to us. As a result, we may seek to enter into new agreements with other lenders or into other financing arrangements as market conditions permit. Such financing arrangements may include a new secured and/or unsecured credit facility or the issuance of unsecured debt or preferred stock.

Conference Call and Webcast

We will hold a conference call on Friday November 8, 2019 at 9:00 am Eastern Time to discuss our third quarter 2019 financial results. Stockholders, prospective stockholders and analysts are welcome to listen to the call or attend the webcast.

To access the call please dial (866) 757-5630 approximately 10 minutes prior to the start of the conference call. No password is required. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company’s website www.portmanridge.com in the Investor Relations section under Events. The online archive of the webcast will be available after 7pm Eastern Time for approximately 90 days.

A replay of this conference call will be available from 12:00 p.m. on November 8, 2019 until 11:59 p.m. on November 16, 2019. The dial in number for the replay is (855) 859-2056 and the conference ID is 9571939.

About Portman Ridge Finance Corporation

Portman Ridge Finance Corporation (NASDAQ: PTMN) is a publicly traded, externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. Portman Ridge Finance Corporation’s middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. PTMN’s investment activities are managed by its investment adviser, Sierra Crest Investment Management LLC, an affiliate of BC Partners Advisors, LP, (the “Adviser”).

Portman Ridge Finance Corporation’s filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company’s website at www.portmanridge.com.

The Portman Ridge Finance Corporation logo is available at https://ml.globenewswire.com/Resource/Download/39c70ff2-a155-44fc-872b-f68105f0d5ad?size=0

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this press release, as well as in future oral and written statements by management of Portman Ridge Finance Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.

Forward-looking statements relate to future events or our future financial performance and include, but are not limited to, projected financial performance, expected development of the business, plans and expectations about future investments and the future liquidity of the Company. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “outlook”, “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.

Important assumptions include our ability to originate new investments, and achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation that such plans, estimates, expectations or objectives will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) uncertainty of the expected financial performance of the Company, including following completion of the Externalization; (2) failure to realize the anticipated benefits of the Externalization; (3) the ability of the Company and/or BC Partners to implement its business strategy; (4) the risk that stockholder litigation in connection with the Externalization may result in significant costs of defense, indemnification and liability; (5) evolving legal, regulatory and tax regimes; (6) changes in general economic and/or industry specific conditions; (7) the impact of increased competition; (8) business prospects and the prospects of the Company’s portfolio companies; (9) contractual arrangements with third parties; (10) any future financings by the Company; (11) the ability of the Advisor to attract and retain highly talented professionals; and (12) the Company ability to fund any unfunded commitments; (13) the successful completion of the Company’s acquisition of OHAI and receipt of stockholder approval from OHAI’s stockholders; (14) expectations concerning the proposed OHAI transaction, including the financial results of the combined company; and (15) any future distributions by the Company. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission (the “SEC”). We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the SEC.

Additional Information and Where to Find It

In connection with the OHAI transaction, including seeking to obtain the approval of OHAI stockholders, each of OHAI and PTMN have filed relevant materials with the SEC including a combined proxy statement of OHAI and a prospectus of PTMN (the “Joint Proxy Statement/Prospectus”). Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and any other documents filed with the SEC if and when such documents become available because they will contain important information about the proposed transactions. The Joint Proxy Statement/Prospectus has been mailed to stockholders of OHAI entitled to vote on the proposed transaction. Investors and security holders will be able to obtain free copies of the Joint Proxy Statement/Prospectus and any other relevant documents filed with the SEC by the parties through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

OHAI and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of OHAI is set forth in its proxy statement for its 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 22, 2019, and as subsequently amended.

No Offer or Solicitation

This release is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this release is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in PTMN, OHAI or in any fund or other investment vehicle.

Contact

Ted Gilpin

Ted.Gilpin@bcpartners.com

(212) 891-5007

Portman Ridge Finance Corporation

650 Madison Avenue, 23rd floor

New York, NY 10022

info@portmanridge.com

Source: Portman Ridge Finance Corporation. News Provided by Acquire Media

PORTMAN RIDGE FINANCE CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Investments at fair value:
Short-term investments (cost: 2019 - $23,180,863; 2018 - $44,756,478)	$23,180,863	$44,756,478
Debt securities (amortized cost: 2019 - $186,442,505; 2018 - $162,264,482)	175,624,345	147,861,744
CLO Fund Securities managed by affiliates (amortized cost: 2019 - $46,022,111; 2018 - $4,407,106)	34,451,281	4,473,840
CLO Fund Securities managed by non-affiliates (amortized cost: 2019 - $2,803,872; 2018 - $51,073,520)	2,420,014	39,851,160
Equity securities (cost: 2019 - $19,528,755; 2018 - $9,477,763)	6,279,611	2,038,020
Asset Manager Affiliates (cost: 2019 - $17,791,230; 2018 - $17,791,230)	—	3,470,000
Joint Ventures (cost: 2019 - $49,052,776; 2018 - $37,381,525)	45,426,006	30,857,107
Derivatives (cost: 2019 - $30,609; 2018 - $0)	9,650	—

Total Investments at Fair Value (cost: 2019 - $344,852,721; 2018 - $327,152,104)	287,391,771	273,308,349
Cash	341,166	5,417,125
Restricted cash	1,010,578	3,907,341
Interest receivable	1,248,372	1,342,970
Due from affiliates	670,946	1,007,631
Operating lease right-of-use asset	1,602,077	—
Other assets	900,830	481,265

Total Assets	$293,165,740	$285,464,681

LIABILITIES
6.125% Notes Due 2022 (net of offering costs of: 2019-$1,793,546; 2018 - $2,207,341)	$75,613,654	$75,199,858
Great Lakes KCAP Funding I, LLC Revolving Credit Facility (net of offering costs of: 2019-$1,154,688; 2018 - $1,155,754)	46,865,797	25,200,331
Operating lease liability	3,265,081	—
Payable for open trades	31,489,007	23,204,564
Accounts payable and accrued expenses	1,439,062	3,591,910
Accrued interest payable	262,964	131,182
Due to affiliates	481,163	115,825
Management and incentive fees payable	1,026,000	—

Total Liabilities	160,442,728	127,443,670
COMMITMENTS AND CONTINGENCIES (NOTE 8)
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share, 100,000,000 common shares authorized; 37,566,771 issued, and 37,371,912 outstanding at September 30, 2019, and 37,521,705 issued, and 37,326,846 outstanding at December 31, 2018	373,719	373,268
Capital in excess of par value	307,210,386	306,784,387
Total distributable (loss) earnings	(174,861,093)	(149,136,644)

Total Stockholders’ Equity	132,723,012	158,021,011

Total Liabilities and Stockholders’ Equity	$293,165,740	$285,464,681

NET ASSET VALUE PER COMMON SHARE	$3.55	$4.23

PORTMAN RIDGE FINANCE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Investment Income:
Interest from investments in debt securities	$3,882,096	$4,487,575	$10,650,753	$11,796,245
Payment-in-kind investment income	311,936	329,365	325,478	1,061,419
Interest from cash and time deposits	13,952	9,767	66,065	71,183
Investment income on CLO Fund Securities managed by affiliates	1,454,086	1,179,463	3,193,840	4,428,032
Investment income on CLO Fund Securities managed by non-affiliates	107,889	94,992	1,894,737	292,694
Dividends from Asset Manager Affiliates	—	300,000	—	920,000
Investment income—Joint Ventures	1,300,590	750,000	3,542,257	2,150,000
Capital structuring service fees	5,647	7,588	116,645	114,097

Total investment income	7,076,196	7,158,750	19,789,775	20,833,670
Expenses:
Management fees	1,026,000	—	2,052,100	—
Performance-based incentive fees	—	—	—	—
Interest and amortization of debt issuance costs	2,280,627	1,871,187	6,063,984	5,582,467
Compensation	—	1,004,323	3,688,578	3,216,710
Professional fees	644,485	867,724	2,827,131	2,489,098
Insurance	129,157	79,152	577,257	236,900
Administrative services expense	438,502	—	848,102	—
Other general and administrative expenses	314,992	381,835	1,374,606	1,364,302
Impairment of operating lease right-of-use asset	—	—	1,431,030	—

Total expenses	4,833,763	4,204,221	18,862,788	12,889,477

Management and performance-based incentive fees waived	—	—	—	—

Net Expenses	4,833,763	4,204,221	18,862,788	12,889,477

Net Investment Income	2,242,433	2,954,529	926,987	7,944,193
Realized And Unrealized (Losses) Gains On Investments:
Net realized (losses) gains from investment transactions	(1,176,073)	(136,766)	(16,796,465)	(137,336)
Net change in unrealized (depreciation) appreciation on:
Debt securities	(621,192)	(1,232,216)	3,584,578	(2,357,578)
Equity securities	(909,990)	(171,775)	(5,809,402)	(335,348)
CLO Fund Securities managed by affiliates	(2,715,673)	682,574	(3,330,808)	(325,678)
CLO Fund Securities managed by non-affiliates	55,174	5,427	2,531,746	200,723
Asset Manager Affiliates investments	—	(1,035,000)	—	(2,031,000)
Joint Venture Investments	(1,104,502)	282,076	2,897,649	(142,430)
Derivatives	(20,959)	—	(20,959)	—

Total net change in unrealized appreciation (depreciation)	(5,317,142)	(1,468,914)	(147,196)	(4,991,311)

Net realized and unrealized (depreciation) on investments	(6,493,215)	(1,605,680)	(16,943,661)	(5,128,647)

Realized losses on extinguishments of Debt	—	—	—	(169,074)

Net (Decrease) Increase In Stockholders’ Equity Resulting From Operations	$(4,250,782)	$1,348,849	$(16,016,674)	$2,646,472

Net (Decrease) Increase In Stockholders’ Equity Resulting from Operations per Common Share:
Basic:	$(0.11)	$0.04	$(0.43)	$0.07
Diluted:	$(0.11)	$0.04	$(0.43)	$0.07
Net Investment (Loss) Income Per Common Share:
Basic:	$0.06	$0.08	$0.02	$0.21
Diluted:	$0.06	$0.08	$0.02	$0.21
Weighted Average Shares of Common Stock Outstanding—Basic	37,361,746	37,349,904	37,348,835	37,354,449
Weighted Average Shares of Common Stock Outstanding—Diluted	37,361,746	37,349,904	37,348,835	37,354,449